Exhibit 15.3

Shareholder Presentation Regarding The Special Meeting of the Shareholders of Landmark Bank, N.A.

August 2016

Legal Disclosure

The following materials were prepared to assist shareholders of Landmark Bank, National Association, in determining how to vote at the Special Meeting of Shareholders scheduled for September 28, 2016, regarding the proposed merger of Landmark Bank with and into Landmark Interim Bank, National Association. These materials were also prepared to assist shareholders in the election of merger consideration.

The information provided in this presentation is qualified in its entirety by the Proxy Statement/Offering Circular, dated August __, 2016, mailed to each shareholder of record as of August 5, 2016, of Landmark Bank. All shareholders of Landmark Bank are urged to read the Proxy Statement/Offering Circular for a presentation of all material information related to the merger and the Merger Agreement.

The Landrum Company

Headquartered in Columbia, MO

• The Landrum Company tangible book value per common share has expanded at a compound annual rate of 13% over the period 2006-2015.

Source: Internal management reports.

Company Consolidated Financials as of and for the year ended 12/31/15

•	$2.4 billion in assets

– $1.5 billion in loans

•	$2.0 billion in deposits

– 23.7% Non-Interest Bearing

– 5.3% Brokered

•	0.84% Return on Average Assets
•	13.25% Return on Average Common Equity
•	3.71% Net Interest Margin
•	1.03% NPAs / Assets

Landmark Bank

• Landmark Bank history dates back to 1865

• One of the oldest national banks west of the Mississippi

•	44 locations across 3 states

– Missouri (20)

– Oklahoma (12)

– Texas (12)

• Key drivers of financial performance

– Sound credit quality, as proven by performance during the recession

– Strong core deposit base with below average cost of funds

– Fee income levels have provided diversification of revenue

The Landrum Company Footprint

The Landrum Company

• Birch Tree

• Cabool

• Columbia (10)

• Houston

• Jefferson City

• Licking

• Mountain Grove

• Mountain View

• West Plains (2)

• Willow Springs

The Landrum Company

• Ada (2)

Ardmore

• Kingston

Madill

• Wapanucka

• Wynnewood

• Davis

• Durant (2)

• • Sulphur

• Tishomingo

The Landrum Company

• Collinsville

• Denison (2)

• Gainesville

• Gunter

• Lindsay

• Pottsboro

• Prosper

• Sherman

• Van Alsytne

• Whitesboro (2)

Experienced Management

Kevin D. Gibbens

President and CEO of The Landrum Company & Landmark Bank

Daniel J. Stubler

Chairman of The Landrum Company Board

Charles C. Cantrell

Chairman of the Landmark Bank Board

Source: Company Management.

Experienced Management

Shon P. Aguero

Executive Vice President/ Retail Banking Executive

Logan M. Dale

Executive Vice President/ Commercial Banking Executive

Stephen E. Guthrie

Executive Vice President/ Chief Financial Officer

Sabrina B. McDonnell

Executive Vice President/ Chief Administrative Executive

Source: Company Management.

Financial Highlights of The Landrum Company

Compound Annual Growth Rate 2011-2015 (Dollars in Thousands)

2011 –

2015

12/31/2011 12/31/2012 12/31/2013 12/31/2014 12/31/2015 CAGR

Total

1,677,723 1,752,733 1,929,379 2,155,839 2,427,481 7.7%

Assets

Deposits 1,485,457 1,562,809 1,692,340 1,810,083 2,025,857 6.4%

Total

117,268 130,271 112,101 168,728 181,427 9.1%

Equity

Net

11,235 16,217 16,389 16,983 19,256 11.4%

Income

Source: Audited financial statements of The Landrum Company as of December 31 or for the year end indicated.

Total Assets

2.5

2.0

1 0

1.5

Billions

0.5

1.0

0.0

2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

Source: Audited financial statements of The Landrum Company as of December 31 for the year end indicated.

Net Income

$2,900 BOLI*

2011 2012 2013 2014 2015

Source: Audited financial statements of The Landrum Company for the year end indicated.

*One time gain from bank owned life insurance (BOLI) claim on the former Chairman.

Return on Average Equity vs. Peer

16%

12%

14%

8%

10%

4%

6%

0%

2011 2012 2013 2014 2015

The Landrum Company Peer

Source: SNL Financial and The Landrum Company management for the year end indicated. Peer data is median of peer group data from U.S. bank holding companies with assets between $1 billion and $3 billion.

Credit Quality Trends

Non Performing Loans & OREO / Loans & OREO (%)

5.00%

1.00%

2.00%

3.00%

Company

Peer

2011 2012 2013 2014 2015

Company 1.37% 1.07% 0.69% 1.23% 1.10%

Peer 4.00% 3.06% 2.06% 1.46% 1.14%

Net Loan Losses / Avg Loans (%)

Company

Peer

0 0%

1.00%

0.00%

0.50%.02011 2012 2013 2014 20150%

2011 2012 2013 2014 2015

Company 1.37% 1.07% 0.69% 1.23% 1.10%

Peer 4.00% 3.06% 2.06% 1.46% 1.14%

Company 0.58% 0.20% 0.16% 0.09% 0.17%

Peer 0.95% 0.59% 0.25% 0.15% 0.09%

Source: Federal Reserve Bank Holding Company Peer Report vs The Landrum Company for the year end indicated.

Yield and Operating Performance

Net Interest Income as a % of Average Earning Assets (TE)

5.00%

3.50%

4.00%

4.50%

Company

Peer

3.00%

2011 2012 2013 2014 2015

Company 4.47% 4.49% 4.30% 4.21% 4.03%

Peer 3.77% 3.69% 3.61% 3.64% 3.59%

Interest Expense as a % of Average Earning Assets

Company

Peer

1.00%

1.50%

0 00%

0.50%

00%

Company

Peer

0.00%

2011 2012 2013 2014 2015

Company 0.66% 0.45% 0.34% 0.35% 0.34%

Peer 0.96% 0.71% 0.54% 0.46% 0.43%

Source: Federal Reserve Bank Holding Company Peer Report vs The Landrum Company for the year end indicated.

Tangible Book Value

$300 $250 $150 $200 $50 $100 $0

2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

13% Compound Annual Growth

Source: Audited financial statements of The Landrum Company for the year end indicated.

Strategic Rationales for Merger

• Aligning the interests of all shareholders as shareholders of The Landrum Company.

• Simplifying the organization’s corporate structure.

Easing financial and tax reporting requirements.

Strategic Rationales for Merger (cont’d)

• Facilitating The Landrum Company’s liquidity management.

• Streamlining shareholder communications and meetings.

• Results in The Landrum Company owning 100% of Landmark Bank.

Investment Highlights & Considerations

• Management focus on earnings power, solid credit quality and diversified loan portfolio.

• Emphasis on core-deposit base with below average cost-of-funds.

• Franchise footprint in diverse markets with increasing desirability.

Shareholder Alternatives

Election Made for One Share of Landmark Bank Common Stock Certain Tax Effects of Election Made Potential Dividends per One Share of Landmark Bank Stock Exchanged Ability to Share in Future Growth (or Loss of Value) in The Landrum Company

Common Stock 1.27 shares of The Landrum Company common stockNon-taxable$2.35 per quarter2 Yes

Preferred Stock1 0.46 shares of The Landrum Company preferred stockNon-taxable$7.76 per quarter3 No

Cash $460 in cash Taxable Not applicable No

Preferred stock is no par with a liquidation preference value of $1,000 for each preferred share. Shares are not callable for five years, then callable at the discretion of The Landrum Company for $1,000 per share.

2No assurance can be given that recent historical levels of dividends on common stock at The Landrum Company will be maintained, or that any dividends will be declared.

3No assurance can be given that dividends will be declared on the preferred shares of The Landrum Company.

Note: For additional details regarding the different merger consideration elections see page 2 of the Proxy Statement/Offering Circular.

Next Steps for Landmark Bank Shareholders

• Complete, date, and sign your blue proxy.

• Mail or deliver proxy to the company.

• After the merger is approved we will send you an Election Form/Letter of Transmittal, allowing you to select your form of merger consideration and deliver your stock certificates.

Contact Us

Kevin Gibbens

President & Chief Executive Officer

MergerQuestions@LandmarkBank.com

(573) 499-7363

Stephen Guthrie

Executive Vice President & Chief Financial Officer

MergerQuestions@LandmarkBank.com

(573) 499-7363